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Exhibit 10.3

FIRST AMENDMENT TO
CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 28, 2003, among MARKWEST ENERGY OPERATING COMPANY, L.L.C., a Delaware limited liability company, as borrower (the "Borrower"), the undersigned Guarantors (collectively, the "Guarantors"), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacity, the "Administrative Agent"), ROYAL BANK OF CANADA, as Successor Administrative Agent and Increasing Lender (as such terms are defined below), and the undersigned Lenders.

        Reference is made to the Credit Agreement dated as of May 20, 2002 (the "Credit Agreement"), among Borrower, MarkWest Energy Partners, L.P., a Delaware limited partnership, the Administrative Agent, and the Lenders parties thereto. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section and schedule references herein are to sections and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.

RECITALS

        A.    Pinnacle Natural Gas Company, a Texas corporation, Pinnacle Pipeline Co., a Texas corporation, PNG Transmission Company, Inc., a Texas corporation, PNG Utility Company, a Texas corporation, Bright Star Gathering, Inc., a Texas corporation, MarkWest Pinnacle L.P., a Texas limited partnership and a Subsidiary of Borrower ("MW Pinnacle"), MarkWest PNG Utility L.P., a Texas limited partnership and a Subsidiary of Borrower ("MW PNG"), MarkWest Texas PNG Utility L.P., a Texas limited partnership and a Subsidiary of Borrower ("MW Texas PNG"), and MarkWest Blackhawk L.P., a Texas limited partnership and a Subsidiary of Borrower ("MW Blackhawk"), have agreed to merge pursuant to and in accordance with that certain Plan of Merger dated as of March 28, 2003 (the "Pinnacle Merger Agreement"), pursuant to which the assets and liabilities of each of the foregoing entities shall be allocated and shall vest in accordance with the provisions of Section 2 therein (the merger, consolidation, allocation of assets and liabilities, and related transactions contemplated by the Pinnacle Merger Agreement are herein called the "Pinnacle Merger").

        B.    The Borrower has requested certain amendments to the Credit Agreement in order to facilitate the Pinnacle Merger, which include, among other things, an increase in the amount of the Commitment of Royal Bank of Canada (the "Increasing Lender") under the Term Loan Facility by $15,000,000.

        C.    Subject to the terms and conditions of this Amendment, the Administrative Agent, the Increasing Lender, and the other Lenders are willing to agree to such amendments.

        Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

        Paragraph 1.    Amendments.    Effective as of the Effective Date, the Credit Agreement is amended as follows:

        1.1    Definitions. Section 1.01 is amended as follows:

            (a)  Each of the following definitions is amended in its entirety to read as follows:

        Agent-Related Persons means the Administrative Agent (including any successor administrative agent) and its Affiliates (including the officers, directors, employees, agents and attorneys-in-fact of such Persons).

        L/C Issuer means Royal Bank of Canada in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        Midstream Businesses means gathering, transportation, fractionation, processing, marketing, and storage of natural gas, natural gas liquids and other liquid hydrocarbons and businesses closely related to the foregoing.

        Term Loan Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $36,400,000.

            (b)  The following definitions are inserted alphabetically into Section 1.1:

        Blackhawk Pipeline means that certain natural gas pipeline in Hutchinson County, Texas, approximately five (5) miles in length, connected and transporting gas to the electrical generation plant owned by Borger Energy Associates, LP, known as Blackhawk Station, from the El Paso Pipeline northeast of Borger, Texas.

        Counterparty Consent means a consent from a counterparty to a pipeline transportation agreement consenting to the Liens granted by the Collateral Documents and containing such other terms as are satisfactory to the Administrative Agent.

        First Amendment to Credit Agreement means that certain First Amendment to Credit Agreement dated as of March 28, 2003, among the Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent, Royal Bank of Canada, as Successor Administrative Agent and Increasing Lender, and the Lenders.

        Hobbs Pipeline means that certain natural gas pipeline in Lea County, New Mexico, connected and transporting gas to Southwestern Public Service Company's Cunningham Station, in Section 28, T18S, R36E, NMPM, and Maddox Station in Section 25, T18S, R36E, NMPM, Lea County, New Mexico.

        Lake Whitney Pipeline means that certain natural gas pipeline lateral in Johnson, Hill and Bosque Counties, Texas, approximately 33 miles in length, connected and delivering gas to SEI Texas, LP's electrical generation facility located in Bosque County, Texas.

        MarkWest Merger Subsidiaries means, collectively, MW Pinnacle, MW PNG, MW Texas PNG and MW Blackhawk.

        MW Blackhawk means MarkWest Blackhawk L.P., a Texas limited partnership.

        MW GP means MarkWest Texas GP, L.L.C., a Delaware limited liability company.

        MW Limited means MarkWest Texas Limited, L.L.C., a Delaware limited liability company.

        MW New Mexico means MarkWest New Mexico L.P., a Texas limited partnership, or any other Subsidiary of the Borrower that owns the Hobbs Pipeline.

        MW Pinnacle means MarkWest Pinnacle L.P., a Texas limited partnership.

        MW PNG means MarkWest PNG Utility L.P., a Texas limited partnership.

        MW Texas PNG means MarkWest Texas PNG Utility L.P., a Texas limited partnership.

        Pinnacle Escrow Agreement means that certain Escrow Agreement dated as of March     , 2003, executed by the Borrower, the MLP, MW GP, MW Limited, each of the MarkWest Merger Subsidiaries, Energy Spectrum Partners LP, PNG Corporation, each of the Pinnacle Merger Subsidiaries, JPMorgan Chase Bank, as Escrow Agent, Royal Bank of Canada, as Administrative Agent, Land America Title Insurance Company and Union Bank of California.

        Pinnacle Merger Agreement means the certain Plan of Merger dated as of March 28, 2003, by and among the MarkWest Merger Subsidiaries and the Pinnacle Merger Subsidiaries.

        Pinnacle Purchase Agreement means that certain Purchase Agreement dated as of March 24, 2003, among Energy Spectrum Partners LP, a Delaware limited partnership, PNG Corporation, a Delaware corporation, MW GP, MW Limited, and the MLP.

        Pinnacle Merger Subsidiaries means, collectively, Pinnacle Natural Gas Company, a Texas corporation, Pinnacle Pipeline Co., a Texas corporation, PNG Transmission Company, Inc., a Texas corporation, PNG Utility Company, a Texas corporation, and Bright Star Gathering, Inc., a Texas corporation.

        Pro Rata Share means, at any date of determination, for any Lender with respect to a particular Facility, the percentage (carried out to the ninth decimal place) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility. Facility means any of the Acquisition Subfacility, the Working Capital/Distribution Subfacility, and the Term Loan Facility.

        Rio Nogales Pipelines means those two natural gas pipeline laterals in Guadalupe and Caldwell Counties, Texas, one approximately twenty-two (22) miles in length and the other approximately seven (7) miles in length, connected and transporting gas to Rio Nagales Power Project, LP's electrical generation facility located in or near the city of Seguin, Guadalupe County, Texas.

            (c)  The commitment fee set forth in the definition of "Applicable Rate" for Pricing Levels 1 and 2 is amended to be 37.5 basis points.

            (d)  The definition of "Letter of Credit Sublimit" is amended by replacing the words "Aggregate Commitments" with "Aggregate Commitments under the Working Capital/Distribution Subfacility".

        1.2    Section 2.04.    Section 2.04 is amended by adding a new subsection (f) immediately following Section 2.04(e) to read as follows:

            (f)    In the event that the conditions precedent set forth in the Pinnacle Escrow Agreement for release of the funds escrowed thereunder to the Pinnacle Merger Subsidiaries is not satisfied within the time period set forth therein, then the Borrower shall make: (a) a mandatory prepayment of Term Loan Principal Debt in the amount of $15,000,000, and (b) a mandatory prepayment of Revolver Principal Debt under the Acquisition Subfacility in the amount of $24,700,000, provided, that no corresponding reduction in the Revolver Commitment is required by reason of such prepayment. Amounts received by the Administrative Agent from the Escrow Agent (as defined in the Pinnacle Escrow Agreement) shall be applied to the making of such prepayments. The mandatory prepayment of Term Loan Principal Debt made pursuant to this subsection shall be applied to Term Loan Principal Debt owed to Royal Bank of Canada, and after such prepayment the respective Pro Rata Shares of the Term Loan Lenders shall be readjusted to reflect such prepayment. The mandatory prepayment of Revolver Principal Debt made pursuant to this subsection shall be applied to the Revolver Principal Debt owed to the Revolving Lenders in accordance with their respective Pro Rata Shares.

        1.3    Section 2.08(b).    The first sentence of Section 2.08(b)is hereby amended to read as follows:

        The Borrower shall pay certain fees to Royal Bank of Canada for its own account, including an agency fee, in the amounts and at the times specified in the letter agreement dated March 3, 2003 (the "Agent/Arranger Fee Letter").

        1.4    Section 2.14.    Section 2.14 is amended by adding a new subsection (l) immediately following Section 2.14(k) to read as follows:

            (l)    Letters of Credit may be issued only under the Working Capital/Distribution Subfacility, and for purposes of this Section 2.14, the term "Lenders" shall mean only Lenders with Committed Sums under the Working Capital/Distribution Subfacility.

        1.5    Section 6.12(a).    Section 6.12(a) is hereby amended to read as follows:

            (a)  Use the proceeds of the Term Loan Facility (i) on the Conditions Effective Date, to finance the purchase of the Purchased Assets, and (ii) on the Effective Date (as defined in the First Amendment to Credit Agreement), (A) to make payment of consideration required to be paid pursuant to the Pinnacle Merger Agreement and (B) to refinance certain Indebtedness of PNG Corporation, a Delaware corporation, and the PNG Group (as defined in the Pinnacle Purchase Agreement), which Indebtedness is assumed by MarkWest Merger Subsidiaries pursuant to Section 2.2 of the Pinnacle Purchase Agreement.

        1.6    Section 6.12(b).    Section 6.12(b) is hereby amended to read as follows:

            (b)  Use the proceeds of the Acquisition Subfacility as follows: (i) to finance Acquisitions and Capital Expenditures by the Borrower and its Subsidiaries of Persons or assets (including without limitation the acquisition by MW New Mexico of the Hobbs Pipeline) subject to compliance with this Agreement, including Sections 7.02 and 7.10, and (ii) on the Initial Funding Date, the Borrower may request a Borrowing in an amount not to exceed $5,600,000 to finance a portion of the Purchased Assets; and

        1.7    Section 6.16(a).    Section 6.16(a) is hereby amended to read as follows:

            (a)  The Borrower and the MLP shall cause the MLP and each Subsidiary of the Borrower and the MLP to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent on behalf of the Lenders shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the assets of the MLP and each Subsidiary of the Borrower and the MLP, including all capital stock, partnership, joint venture, membership interests, or other equity interests; provided, however that (i) MarkWest Energy Appalachia, L.L.C. shall not be required to grant a Lien on its interests in the Equitable Leases; and (ii) unless otherwise requested by the Administrative Agent acting upon the direction of the Required Lenders, the MarkWest Merger Subsidiaries shall not be required to grant a Lien on any assets acquired pursuant to and in accordance with the Pinnacle Merger Agreement, other than assets constituting part of or related to the lateral pipeline transmission systems located in Texas, and the Appleby and Brahaney gas gathering, compressor and processing pipeline systems, as applicable.

        1.8    Section 7.04(d).    Section 7.04(d) is hereby amended to read as follows:

            (d)  Obligations (contingent or otherwise) of the Borrower, the MLP or any Subsidiary (other than MW Texas PNG, MW New Mexico, MW PNG, and MW Blackhawk) existing or arising under any Swap Contract to the extent permitted by Section 7.03;

        1.9    Section 7.04(e).    Section 7.04(e) is hereby amended to read as follows:

            (e)  Indebtedness of the MLP, the Borrower and their respective Subsidiaries (other than MW Texas PNG, MW New Mexico, MW PNG, and MW Blackhawk) in respect of purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000;

        1.10    Section 7.04(f).    Section 7.04(f) is hereby amended to read as follows:

            (f)    Other Indebtedness of the MLP, the Borrower and their respective Subsidiaries (other than MW Texas PNG, MW New Mexico, MW PNG and MW Blackhawk) not to exceed $5,000,000 in the aggregate principal amount outstanding at any time.

        1.11    Section 7.10.    The last sentence of Section 7.10is hereby amended to read as follows:

        In addition to the foregoing, (a) the MLP may not engage in any business other than the ownership of the Borrower and the operation of the MLP, (b) MW Texas PNG may not engage in any business other than the ownership and operation of the Rio Nogales Pipelines, (c) in the event MW New Mexico acquires the Hobbs Pipeline, MW New Mexico may not engage in any business other than the ownership and operation of the Hobbs Pipeline, (d) MW Blackhawk may not engage in any business other than the ownership and operation of the Blackhawk Pipeline, and (e) MW PNG may not engage in any business other than the ownership and operation of the Lake Whitney Pipeline.

        1.12    Section 7.17.    Article VII is amended by adding a new Section 7.17 immediately following Section 7.16 to read as follows:

        Counterparty Consents.    In the event that the Borrower delivers to the Administrative Agent a Counterparty Consent with respect to the Blackhawk Pipeline, Hobbs Pipeline, Lake Whitney Pipeline or Rio Nogales Pipeline, the Borrower may, at the time of such delivery of the Counterparty Consent, request that the parentheticals set forth in Sections 7.04(d), 7.04(e), and 7.04(f), and the restrictions set forth in Section 7.10, no longer apply to the Subsidiary that owns such pipeline. Upon receipt of such Counterparty Consent and such request, the Administrative Agent shall issue a notice to the Borrower and the Lenders declaring that from and after the issuance of such notice, the parentheticals set forth in Sections 7.04(d), 7.04(e), and 7.04(f), and restrictions set forth in Section 7.10, no longer apply to such Subsidiary.

        1.13    Schedule 2.01.    Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.

        1.14    Schedule 10.02 to the Credit Agreement is hereby replaced in its entirety with Schedule 10.02 attached hereto.

        1.15    References to $60,000,000.    All references to "$60,000,000" in the Credit Agreement (including the cover page thereto) and other Loan Documents shall be amended to read "$75,000,000".

        1.16    References to Bank of America.    Each reference to "Bank of America" or "Bank of America, N.A." in the definitions of "Base Rate," "Eurodollar Rate" and "Federal Funds Rate" and in Sections 2.03(b) , 9.01(c), 9.09, and 10.07(h) of the Credit Agreement shall be deemed to be a reference to "Royal Bank of Canada".

        Paragraph 2.    Effective Date.    This Amendment shall not become effective, and the disbursement of additional Loans under the Term Loan Facility and the Revolver Facility to finance the purchase of the Pinnacle Assets shall not be made, until the date (such date, the "Effective Date") the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below, provided that the items described on Attachment A hereto may be delivered after the Effective Date, but not later than the respective dates for delivery for such items specified on Attachment A):

            (a)  this Amendment, executed by the Borrower, the Guarantors, the Increasing Lender and each other Lender;

            (b)  a Term Note payable to the order of the Increasing Lender reflecting the Increasing Lender's increased Commitment under the Term Loan Facility;

            (c)  counterparts of the Guaranty, the Pledge and Security Agreement and other Collateral Documents, each executed by MW Pinnacle, MW PNG, MarkWest Texas GP, L.L.C., a Delaware limited liability company ("MW GP"), MW Texas PNG, MW Blackhawk and MW Texas Limited, L.L.C., a Delaware limited liability company ("MW Limited"), in form and substance satisfactory to the Administrative Agent and the Successor Administrative Agent, which shall be held in escrow by the Escrow Agent (as defined in the Pinnacle Escrow Agreement) pursuant to the Pinnacle Escrow Agreement, and shall be released therefrom upon satisfaction of the conditions precedent to such release set forth therein;

            (d)  from the Borrower and the existing Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) no change in such Person's organizational documents since May 20, 2002;

            (e)  for each Guarantor formed to consummate the Pinnacle Merger, a certificate of its secretary, assistant secretary, manager or general partner, as applicable, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) such Person's organizational documents;

            (f)    such other documents and agreements pursuant to Sections 6.15and 6.16 of the Credit Agreement as may be required by, and each in form and substance satisfactory to, the Administrative Agent and the Successor Administrative Agent;

            (g)  legal opinions from counsel to the Borrower and each Guarantor, in form and substance satisfactory to the Administrative Agent and the Successor Administrative Agent;

            (h)  a certificate of the Borrower representing and warranting that (i) the Articles of Merger have been filed with the Secretary of State of the State of Texas; (ii) such Articles of Merger were previously approved or otherwise pre-cleared by the Secretary of State of the State of Texas; (iii) the only outstanding condition to the consummation of the Pinnacle Merger is the issuance of the Certificates of Merger by the Secretary of State of the State of Texas; (iv) upon the issuance of the Certificates of Merger by the Secretary of State of the State of Texas, the Pinnacle Merger will be consummated in accordance with the terms of the Pinnacle Merger Agreement and in accordance with applicable Laws, without waiver of any of the conditions precedent to such closing set forth in the Pinnacle Merger Agreement; (v) the consideration paid by the Borrower in connection with the Pinnacle Merger does not and will not exceed $38,500,000 (excluding acquired working capital and fees/expenses associated with the Pinnacle Merger); (vi) all approvals of shareholders and other equity owners required for consummation of the Pinnacle Merger have been obtained; (vii) all material third party approvals required for consummation of the Pinnacle Merger have been obtained; (viii) no approval of or filing with any Governmental Authority is required in connection with the Pinnacle Merger except for reporting requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934; (ix) both before and after giving effect to the Pinnacle Merger, there has been no event or circumstance that has or could reasonably be expected to have a material adverse change in the business, assets, liabilities (actual or condition), operations, condition (financial or otherwise) or prospects of the Borrower, any Guarantor, or any of the businesses, assets or liabilities acquired or assumed by the Borrower or its Subsidiaries in connection with the Pinnacle Merger; and (x) there is not any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority by or against the Borrower, any Guarantor, the MLP's General Partner, any party to the Pinnacle Merger Agreement, or any of their respective properties, that (a) contests or seeks to adversely affect the Pinnacle Merger, or (b) could reasonably be expected to materially and adversely affect the Borrower or any Guarantor, or (c) seeks to affect or pertains to any transaction contemplated hereby or contemplated by the Pinnacle Merger Agreement or the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document;

            (i)    receipt of (i) the First Amendment to Fifth Amended and Restated Credit Agreement dated as of the Effective Date, executed by MarkWest Hydrocarbon, Inc., a Delaware corporation, as borrower, Bank of America, N.A., as administrative agent, and the "Required Lenders" parties thereto, and (ii) the First Amendment to Amended and Restated Credit Agreement dated as of the Effective Date, executed by MarkWest Resources Canada Corp., an Alberta corporation, as borrower, the guarantors parties thereto, Bank of America, N.A., as administrative agent, and the "Required Lenders" parties thereto;

            (j)    fees and expenses required to be paid pursuant to Paragraph 6of this Amendment, to the extent invoiced prior to the Effective Date; and

            (k)  such other assurances, certificates, documents and consents as the Administrative Agent or the Successor Administrative Agent may require.

        Paragraph 3.    Post-Closing Items; Waiver of MW New Mexico Deliverables.    (a) The Borrower agrees to deliver the documents and other items described in Attachment A attached hereto, and to take the other actions described in Attachment A, not later than the dates set forth in Attachment A. At the Successor Administrative Agent's request, Borrower agrees to deliver to the Successor Administrative Agent such information, reports, and documents, and do all other acts or things, as the Successor Administrative Agent may request in order to evidence, perfect, continue, or preserve the priority of the Liens and security interests in the Collateral or to supplement or correct any information, report, document, or certificate delivered to the Administrative Agent or the Successor Administrative Agent at any time prior to the Effective Date or in connection with the delivery of the documents and other items set forth on Attachment A hereto.

            (b)  Each Lender hereby waives delivery by MW New Mexico of a Guaranty, Security Agreement and other Collateral Documents as otherwise required pursuant to Sections 6.15 and 6.16 of the Credit Agreement until such time as MW New Mexico owns or otherwise acquires any asset. MW New Mexico acknowledges that upon the acquisition by MW New Mexico of any asset, it shall deliver the applicable documents required to be delivered pursuant to such sections concurrently with such acquisition.

        Paragraph 4.    Acknowledgment and Ratification.    As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, (a) each of the Borrower and the Guarantors (i) consents to the agreements in this Amendment, (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed, and (b) each MarkWest Merger Subsidiary acknowledges that it is an "OLLC Subsidiary" as defined in the Agreement Regarding Collateral and agrees to the terms, conditions, and agreements set forth therein as if an original party thereto.

        Paragraph 5.    Representations.    As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that as of the Effective Date of this

Amendment and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

        Paragraph 6.    Expenses; Funding Losses.    The Borrower shall pay on demand all costs, fees, and expenses paid or incurred by each of the Administrative Agent and the Successor Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements. The Borrower shall also pay on demand all funding losses incurred by the Lenders in connection with the conversion of existing Term Loans on the Effective Date.

        Paragraph 7.    Permitted Acquisition; Pro Forma Adjustments for Purposes of Sections 7.15 (a) and (b).    Each of the Lenders (a) acknowledges that it has received a certificate of Responsible Officer of the Borrower demonstrating pro forma compliance with Sections 7.01, 7.04 and 7.15 of the Credit Agreement as of the closing of the Pinnacle Merger after giving effect thereto and after giving effect to the Indebtedness incurred in connection therewith (the "Permitted Acquisition Compliance Certificate"), (b) waives the requirement that Borrower deliver the Permitted Acquisition Compliance Certificate at least fourteen days prior to the Pinnacle Merger, and (c) agrees that for the purposes of determining compliance with Sections 7.15(a) and (b), Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed, to the Pinnacle Acquisition as if the Pinnacle Merger had occurred on the first day of such period.

        Paragraph 8.    Brightstar Partnership, L.P., Las Animas Landfill Gas, L.L.C., and Texana Pipeline Co., J.V.    (a) Notwithstanding anything to the contrary set forth in Sections 6.15 and 6.16 of the Credit Agreement, Brightstar Partnership, L.P., a Texas limited partnership ("Brightstar"), shall not be required to execute and deliver a Guaranty or Security Agreement on the Conditions Effective Date; provided however, that Brightstar shall execute and deliver a Guaranty and Security Agreement, as applicable, if any of the following shall occur: (a) Brightstar's agreement of limited partnership no longer prohibits it from executing such Guaranty or Security Agreement; (b) as of the last day of any quarter, EBITDA for Brightstar for a period of four fiscal quarters ending on such date equals more than five percent (5%) of Consolidated EBITDA for such period; or (c) the book value of Brightstar's assets as reflected on the balance sheet of the MLP equals more than five percent (5%) of the book value of assets of the MLP and its Subsidiaries on a consolidated basis.

            (b)  Notwithstanding anything to the contrary set forth in Section 6.16 of the Credit Agreement, MW Pinnacle shall not be required to pledge its partnership interest in Brightstar; provided however, that MW Pinnacle shall pledge its partnership interest in Brightstar if any of the following shall occur: (i) Brightstar's agreement of limited partnership no longer prohibits MW Pinnacle's pledge of its partnership interest in Brightstar; (ii) as of the last day of any quarter, EBITDA for Brightstar for a period of four fiscal quarters ending on such date equals more than five percent (5%) of Consolidated EBITDA for such period; or (iii) the book value of Brightstar's assets as reflected on the balance sheet of the MLP equals more than five percent (5%) of the book value of assets of the MLP and its Subsidiaries on a consolidated basis.

            (c)  Notwithstanding anything to the contrary set forth in Section 6.16 of the Credit Agreement, MW Pinnacle shall not be required to pledge its limited liability company interest in Las Animas Landfill Gas, L.L.C., a Texas limited liability company ("Las Animas"); provided however, that MW Pinnacle shall pledge its limited liability company interest in Las Animas if any of the following shall occur: (i) Las Animas' limited liability company agreement no longer prohibits MW Pinnacle's pledge of its limited liability company interest in Las Animas; (ii) as of the last day of any quarter, EBITDA for Las Animas for a period of four fiscal quarters ending on such date as reflected on the financial statements of the MLP equals more than five percent (5%) of Consolidated EBITDA for such period; or (iii) the book value of MW Pinnacle's equity investment in Las Animas as reflected on the balance sheet of the MLP equals more than five percent (5%) of the book value of assets of the MLP and its Subsidiaries on a consolidated basis.

            (d)  Notwithstanding anything to the contrary set forth in Section 6.16 of the Credit Agreement, MW Pinnacle shall not be required to pledge its joint venture interest in Texana Pipeline Co., J.V. ("Texana"); provided however, that MW Pinnacle shall pledge its joint venture interest in Texana if any of the following shall occur: (i) Texana's joint venture agreement no longer prohibits MW Pinnacle's pledge of its joint venture interest in Texana; (ii) as of the last day of any quarter, EBITDA for Texana for a period of four fiscal quarters ending on such date as reflected on the financial statements of the MLP equals more than five percent (5%) of Consolidated EBITDA for such period; or (iii) the book value of MW Pinnacle's equity investment in Texana as reflected on the balance sheet of the MLP equals more than five percent (5%) of the book value of assets of the MLP and its Subsidiaries on a consolidated basis.

        As used in this Paragraph 8, "EBITDA" means an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion, and amortization expense deducted in determining such Consolidated Net Income, and (e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes.

        Paragraph 9.    L/C Issuer.    (a) Bank of America hereby withdraws as L/C Issuer under the Credit Agreement, (b) the Borrower and the Lenders consent to such withdrawal, (c) Royal Bank of Canada is hereby named successor L/C Issuer under the Credit Agreement (in such capacity, the "Successor L/C Issuer"), and (d) the Borrower and the Lenders consent to the appointment of the Successor L/C Issuer as "L/C Issuer" under the Credit Agreement.

        Paragraph 10.    Resignation of Administrative Agent; Appointment of Successor Administrative Agent; Assignment.

            (a)  Pursuant to and in accordance with Section 9.10 of the Credit Agreement, effective upon the Effective Date, (i) Bank of America resigns as Administrative Agent under the Credit Agreement, (ii) the Borrower and the Lenders waive the requirement of 30 days prior notice of such resignation, (iii) Royal Bank of Canada is appointed successor administrative agent for the Lenders under the Credit Agreement (in such capacity, the "Successor Administrative Agent"), (iv) the Borrower consents to the appointment of the Successor Administrative Agent as "Administrative Agent" under the Credit Agreement, and (v) Royal Bank of Canada accepts its appointment as Successor Administrative Agent, and Bank of America is relieved of all duties and obligations as Administrative Agent.

            (b)  Effective as of the Effective Date, Bank of America assigns all of the liens held by it in its capacity as Administrative Agent to Royal Bank of Canada, as Successor Administrative Agent. The Lenders authorize Bank of America to execute such documents as may be required to effectuate such assignment.

            (c)  Bank of America's rights to be indemnified and to be reimbursed for costs pursuant to the Credit Agreement, including Sections 9.08, 10.04 and 10.05, shall extend to actions taken in its capacity as retiring Administrative Agent.

        Paragraph 11.    Pinnacle Loan Documents; Assignment of Notes and Liens.    Reference is made to that certain Assignment of Debt, Documents and Liens and Partial Release Agreement dated of even date herewith, entered into between Union Bank of California, as assignor, and the Successor Administrative Agent, as assignee (the "Assignment of Notes and Liens"). Each of the Borrower, MW GP, MW Limited, and the MarkWest Merger Subsidiaries (a) consents to the execution and delivery of the Assignment of Notes and Liens, and the assignment of the liens and security interests to the Successor Administrative Agent as contemplated therein, (b) represents that it is not aware of any claims or causes of actions against Union Bank of California under the Credit Agreement (as defined in the Assignment of Notes and Liens), the Notes (as defined in the Assignment of Notes and Liens), any Guaranty (as defined in the Assignment of Notes and Liens), the Security Documents (as defined in the Assignment of Notes and Liens), or any other document executed in connection therewith (collectively, the "Pinnacle Loan Documents"), and that it has no claims, causes of actions, or offset rights against Union Bank of California under any of the Pinnacle Loan Documents, (c) hereby releases, discharges and acquits forever the Administrative Agent, the Successor Administrative Agent, the L/C Issuer, the Successor L/C Issuer, the Lenders, and each of their respective officers, trustees, agents, employees and counsel (in each case, past, present or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs, or expenses (including court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to the Pinnacle Loan Documents and the transactions arising or contemplated thereunder, existing as of or arising on or prior to the Effective Date, (d) agrees and acknowledges that advances under the Notes are in partial renewal, extension and modification of, but not in novation or discharge of, the indebtedness evidenced by the promissory notes delivered under the Pinnacle Loan Documents, and (e) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect its obligations under the Pinnacle Loan Documents to which it or any predecessor in interest is a party, which Pinnacle Loan Documents shall remain in full force and effect, as amended by the Loan Documents.

        Paragraph 12.    Escrow Agreement.    Each of the Lenders (a) authorizes the Administrative Agent to execute and deliver, on its behalf, the Pinnacle Escrow Agreement substantially in the form of Attachment B attached hereto, (b) agrees to be bound by the terms and conditions set forth in the Pinnacle Escrow Agreement as if a party thereto. The parties hereto agree that the proceeds of the Loans made on the Effective Date for the purpose of funding the Pinnacle Merger shall be disbursed to the Escrow Agent (as defined in the Pinnacle Escrow Agreement) to be held pursuant to the Pinnacle Escrow Agreement.

        Paragraph 13.    Miscellaneous.    This Amendment is a "Loan Document"referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law and applicable U.S. federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

        Paragraph 14.    Entire Agreement.    THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Paragraph 15.    Parties.    This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Successor Administrative Agent, the Increasing Lender, the other Lenders, and their respective successors and assigns.

        Paragraph 16.    Further Assurances.    The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Agreement.

        The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

MARKWEST ENERGY OPERATING COMPANY, L.L.C., a Delaware limited liability company, as Borrower
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:
MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership, as a Guarantor
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:
MARKWEST PINNACLE L.P., a Texas limited partnership, as Guarantor
By:	MarkWest Texas GP, L.L.C., its General Partner
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:

MARKWEST PNG UTILITY, L.P., a Texas limited partnership, as a Guarantor
By:	MarkWest Texas GP, L.L.C., its General Partner
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:
MARKWEST TEXAS PNG UTILITY L.P., a Texas limited partnership, as a Guarantor
By:	MarkWest Texas GP, L.L.C., its General Partner
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:

MARKWEST BLACKHAWK L.P., a Texas limited partnership, as a Guarantor
By:	MarkWest Texas GP, L.L.C., its General Partner
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:
MARKWEST TEXAS GP, L.L.C., a Delaware limited liability company, as a Guarantor
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:

MW TEXAS LIMITED, L.L.C., a Delaware limited liability company, as a Guarantor
By:	MarkWest Energy Operating Company, L.L.C., its sole Member
By:	MarkWest Energy Partners, L.P. its sole Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	Name: Title:

BANK OF AMERICA, N.A., as resigning Administrative Agent, resigning L/C Issuer and a Lender
By:	Richard L. Stein Principal

ROYAL BANK OF CANADA, as Successor Administrative Agent
By:	Name: Title:
ROYAL BANK OF CANADA, as Lender, Increasing Lender and L/C Issuer
By:	Jason York Manager

FORTIS CAPITAL CORP., as a Lender
By:	Name: Title:
By:	Name: Title:

WELLS FARGO BANK, N.A. as a Lender
By:	Name: Title:

U. S. BANK, NATIONAL ASSOCIATION, as a Lender
By:	Name: Title:

BANK OF OKLAHOMA, N.A., as a Lender
By:	Name: Title:

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  Exhibit 10.3